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                                                                    EXHIBIT 99.2




FOR IMMEDIATE RELEASE

                  WORLDCOM AND MCI ANNOUNCE $37 BILLION MERGER
                      $51 IN WORLDCOM STOCK PER MCI SHARE
               NEW ERA COMMUNICATIONS COMPANY TARGETS BIGGEST
                            GROWTH OPPORTUNITIES

         Jackson, Miss. and Washington, D.C., November 10, 1997 -- WorldCom, Inc. (NASDAQ: WCOM) and MCI Communications Corporation (NASDAQ: MCIC) announced today a merger agreement creating a fully integrated communications company that will provide a complete range of local, long distance, Internet and international communications services. The merger creates a new era communications company best positioned to take advantage of growth opportunities in the $670 billion global telecommunications market. The combined company, MCI WorldCom, will have over $30 billion in 1998 revenues and joins together two of the industry's most entrepreneurial and competitive forces. The merger is expected to be accretive to WorldCom's earnings by approximately 20% in the first year after closing.

         The boards of directors of both companies have unanimously approved the transaction. British Telecommunications plc has also agreed to the merger. The merger agreement calls for MCI stockholders except BT to receive $51 of WorldCom common stock for each MCI share and for BT to receive $51 per share in cash for each of the Class A MCI shares it owns. Upon completion of the merger, MCI stockholders will own approximately 45% of the combined company. The merger will be accounted for as a purchase and will be tax-free to MCI's stockholders.

         On the basis of extensive analysis, the MCI board determined that a merger with WorldCom creates maximum shareholder value and offers the greatest number of benefits to its communications customers and employees in the U.S. and around the world.

MERGER SYNERGIES

         Significant new areas of potential cost savings have been identified and quantified and the anticipated synergies are more than previously estimated by WorldCom. Estimates initially developed by WorldCom have been revised based on new data and analysis. WorldCom estimates that annual cash operating cost synergies of $2.5 billion are achievable in 1999, increasing to $5.6 billion by 2002. In addition, capital expenditure savings of $2 billion a year are expected in 1999 and beyond.

         WorldCom and MCI have agreed to expand commercial business arrangements that already exist between the two companies, accelerating the timetable to achieve cost savings. Additionally, the companies will immediately pursue commercial arrangements for MCI to sell WorldCom local services and for WorldCom to sell MCI's services.

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    MCI WorldCom will be:

         - A formidable local competitor and the largest competitive local exchange carrier (CLEC);

         -   One of the world's largest providers of Internet services;

         -   The number two U.S. long distance company;

         - One of the world's largest carriers of international traffic with an expanding network and facilities in Europe, Latin America, and Asia-Pacific;

         - A leading information technology solutions provider combining world-class data networking, computing and systems integration expertise; and

         - Led by management and employees credited with having played a key role in transforming the telecommunications industry.

Together, WorldCom and MCI will have the capital, proven marketing strength and state-of-the-art network to compete more effectively against the incumbent carriers, domestically and abroad.

         Mr. Bernard J. Ebbers, president and chief executive officer of WorldCom, said, "The benefits of this merger are compelling for the stockholders of both MCI and WorldCom -- powerful synergies and ownership in the best performing communications stock over the past decade. This merger is about growth -- value for stockholders, enhanced products and services for customers, and new opportunities for employees."

         Mr. Bert C. Roberts Jr., chairman of MCI, said, "Shareholders, customers and employees today are rewarded for the value they have created at MCI over the last 30 years. We are more strongly positioned now than ever before to fulfill the promise of competition and the Telecommunications Act of '96, and to capture the biggest growth opportunities emerging around the world."

MANAGEMENT

         MCI WorldCom will be led by the industry's most experienced, skilled and respected management team. The management team will consist of top executives from WorldCom and MCI. Upon completion of the merger, Mr. Roberts, currently chairman of MCI, will become chairman of MCI WorldCom; Gerald H. Taylor, currently chief executive officer of MCI, will become vice chairman of MCI WorldCom and will be responsible for international operations and ventures; and Timothy F. Price, currently president and chief operating officer of MCI, will become president and chief executive officer of MCI WorldCom's U.S. telecommunications operating subsidiary. Mr. Ebbers will serve as president and chief executive officer of MCI WorldCom; John W. Sidgmore will be vice chairman and chief operating officer of MCI WorldCom and will continue his current responsibilities including European operations; and Scott D. Sullivan will serve as chief financial officer of MCI WorldCom. The board of directors of MCI WorldCom will have 15 members, eight from WorldCom, five from MCI and two additional members.

         "In forming this partnership with MCI, we have aligned ourselves with a management team and employees who share our entrepreneurial spirit and continue to pioneer competition in our industry," Mr. Ebbers said. "The expertise of Mr. Roberts and his colleagues will be invaluable as we confront the changing domestic and international telecommunications landscape."

         "WorldCom and MCI have both succeeded in removing barriers and bringing the benefits of competition to customers. In combining our unique strengths --- our agility, innovative approach and competitive skills -- we will be a new era communications company," said Mr. Roberts.

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RELATIONSHIP WITH BT

         MCI and BT have mutually agreed not to proceed with their existing merger agreement. MCI will continue its commitment to providing customers with quality global products from Concert Communications Services. After the transaction closes, MCI WorldCom will become a non-exclusive distributor of Concert products and services.

APPROVAL PROCESS

         The merger agreement is subject to the approvals of MCI and WorldCom stockholders as well as approvals from the Federal Communications Commission, the Justice Department and various state government bodies. In addition, the merger is subject to review by the European Commission. The companies anticipate that the merger will close within six to nine months.

TERMS

         The actual number of shares of WorldCom common stock to be exchanged for each MCI share owned by investors in MCI other than BT will be determined by dividing $51 by the 20-day average of the high and low sales prices for WorldCom common stock prior to the closing, but will not be less than 1.2439 shares (if WorldCom's average stock price exceeds $41) or more than 1.7586 shares (if WorldCom's average stock price is less than $29).

         Salomon Brothers Inc acted as financial advisor and provided a fairness opinion to WorldCom. Lazard Freres & Co. LLC and Lehman Brothers acted as financial advisors and provided fairness opinions to MCI.

         MCI, headquartered in Washington, D.C., offers the industry's most comprehensive portfolio of global services. With 1996 revenues of $18.5 billion, MCI ranks as one of the world's largest telecommunications companies. MCI is also the third largest carrier of international voice traffic and operates one of the world's most advanced Internet networks. Since its founding in 1968, MCI has been a leader in bringing the benefits of long distance competition to businesses and consumers and is now leading the charge to open U.S. local calling markets to competition.

         WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia-Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depositary shares of WorldCom trade on the Nasdaq National Market (U.S.) under the symbol WCOM and WCOMP, respectively.

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Information contained in this release with respect to the expected financial impact of the proposed transaction is forward-looking. These statements represent the company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, but are not limited to, material adverse changes in economic and competitive conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and substantial delay in the expected closing of the transaction.

CONTACTS:

FOR WORLDCOM
MEDIA:                                           INVESTORS:

Steve Ingish, (402) 231-3423                     Gary Brandt, (601) 360-8544
Mark Weeks, 011-44-171-570-5700
Joele Frank, Abernathy/MacGregor, (212) 371-5999

FOR MCI
MEDIA:                                           INVESTORS:

Frank Walter or Jim Monroe, (800) 644-NEWS       Mike Kraft, (202) 887-2028
International:  (202) 887-3000

                                    *  *  *

EDITOR'S NOTE:
- A news conference will be held November 10 at the Marriott Marquis, New York, 1535 Broadway (between 45th and 46th Streets), Astor Ballroom, 7th Floor, at 11:00 A.M. EST. The dial-in number for the press conference is
    (800) 369- 1895, or (773) 399-0627 for international access (passcode:
    PRESS).   The live satellite coordinates are: KU-Band, Telstar 5,
    Transponder 3-upper. Test time begins at 10:30 AM EST. A B-roll feed will follow the live press conference.

- The news conference will be broadcast live on the Internet through MCI's Web site at http://www.mci.com/investor. To access, viewers will need a
    28.8 Kbps or faster modem. Viewers also will need the plug-in RealPlayer 4.0, which can be downloaded from http://www.real.com.

- An audio replay will be available for 48 hours at (888) 277-5135, or (402) 220-0185 for international access. No passcode is required.



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                MCI WORLDCOM -- A NEW ERA COMMUNICATIONS COMPANY

On November 10, 1997, MCI and WorldCom announced plans to merge, creating a new era growth communications company. The company, called MCI WorldCom, will be the first fully integrated communications company, and the best positioned for the largest growth opportunities in the $670 billion global market.

COMBINING THE COMPANIES

                                     MCI WORLDCOM
Pro Forma Revenue 1998               $32 billion

Market Capitalization                $60 billion

Customers                             22 million

Employees                             70,000

International Presence                More than 200 countries

Local Network Facilities              100 U.S. markets

Long Distance Market Share            25%


MCI WORLDCOM HIGHLIGHTS

            -   CORE STRENGTHS
                MCI WorldCom will be the second largest long distance carrier in the U.S., with 25 percent of the market. The company will begin operations with one of the industry's strongest base of business customers and more than 22 million small business and residential customers.

            -   LOCAL
                The MCI WorldCom merger creates a company strongly positioned to fulfill the promise of the Telecommunications Act of 1996 and accelerate the onset of competition in the $100 billion U.S. local market. The new company will offer local service over its own facilities, including more than 9,000 route miles of local fiber, in 100 markets.

            -   GLOBAL PRESENCE
                MCI WorldCom, with offices in 65 countries, will be the second largest carrier of international voice traffic in the world. The combination of WorldCom, with its Pan-European network and expanding presence in Asia, and MCI, with joint ventures and alliances throughout North and South America -- including Avantel in Mexico, Stentor in Canada and Telefonica de Espana in Latin America, positions MCI WorldCom as a powerful competitor in the $670 billion global telecom market.

            -   INTERNET/DATA
                MCI WorldCom will bring together the Internet expertise of UUNET and MCI to create one of the world's largest providers of Internet services with over 2,000 points-of-presence around the globe. The company's advanced portfolio of Internet/data services will include access, web hosting and development, intranet applications as well as high-speed virtual data services such as frame relay and SMDS.

            -   INFORMATION TECHNOLOGY
                MCI WorldCom will provide global customers with unparalleled networking strength and more than 20 years of experience in systems integration, superior outsourcing capabilities and technology support and implementation.

            -   SHARED CULTURE OF GROWTH
                Born outside of the monopoly Bell system, the new company will draw on the competitive skills and entrepreneurial mindset shared by MCI and WorldCom. Dedicated to opening markets to competition, the companies have focused on delivering benefits to their customers: lower prices, innovation and higher quality service.

            -   CREATING SHAREHOLDER VALUE
                Through strategic investments and a targeted focus on the industry's biggest growth opportunities, MCI and WorldCom have consistently delivered shareholder value. WorldCom has created the best performing communications stock over the last 10 years while MCI has grown from a start-up to an $18.5 billion diversified communications company.

            -   INTEGRATION LEADER
                MCI WorldCom will provide an unmatched set of integrated services, including local service in 100 markets, long distance, data, Internet and international.